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                               CAMBREX CORPORATION

                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-57404, 333-22017, 33-21374, 33-37791,
33-81780, 33-81782, 333-113612, 333-113613, 333-129473 and 333-136529) of
Cambrex Corporation of our report dated March 15, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS  LLP
Florham Park, New Jersey
March 15, 2007